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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Boston Private Financial Holdings, Inc.


We consent to the incorporation by reference in the pre-effective amendment No. 1 to the Registration Statement on Form S-3 of Boston Private Financial Holdings, Inc. of our report dated January 16, 2002, except for Note 23 which is as of February 15, 2002, with respect to the consolidated balance sheets of Boston Private Financial Holdings, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period December 31, 2001, which report appears in the December 31, 2001 Annual Report on Form 10-K of Boston Private Financial Holdings, Inc. and to the references to our firm under the heading "Experts" in the Prospectus contained in such Registration Statement.

/s/ KPMG LLP

Boston, Massachusetts
April 16, 2002